Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 29, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Merrimac Industries, Inc. on Form 10-K for the year ended December 31, 2005 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Edison, New Jersey
July 18, 2006